                                                                   EXHIBIT 99.1

-------------------------------------------------------------------------------


PROXY
                                 LOGICON, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JULY 17, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 LOGICON, INC.

  The undersigned hereby appoints Roland R. Speers and John R. Woodhull, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Com-mon Stock of Logicon, Inc. ("Logicon") held of record by the undersigned on June 6, 1997, at the Special Meeting of Stockholders of the Company (the "Meeting") to be held at the Roman Room, The Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California, 90071, on Thursday, July 17, 1997, at 10:30 a.m., Pacific Daylight Savings Time, and at any adjournments or postponements thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE OTHER SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or post-ponements thereof.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LOGICON, INC.

-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

-------------------------------------------------------------------------------

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.


A. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 4, 1997 AMONG NORTHROP GRUMMAN CORPORATION, LOGICON, INC. AND NG ACQUISITION, INC.

                   FOR     AGAINST     ABSTAIN
                   [_]       [_]         [_]


2. To transact such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed by a duly authorized officer of the partnership. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Signature(s)                                           Date:
             ----------------------------------------       ------------------


Signature(s)                                           Date:
             ----------------------------------------       ------------------

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --